Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Walter M. Pressey
President & CFO
(617) 912-1921

Kate Rajeck
Investor Relations
(617) 912 4380
www.bostonprivate.com

BOSTON PRIVATE REPORTS STRONG ORGANIC GROWTH IN
ASSETS UNDER MANAGEMENT AND BALANCE SHEET
ASSETS

Fourth Quarter 2003 EPS up 12%

Dividend Increases 20%

Boston, MA, January 22, 2004 – Boston Private Financial Holdings, Inc. (Nasdaq: BPFH) today announced earnings for the fourth quarter ended December 31, 2003 of $0.28 per diluted share, a 12% increase compared to $0.25 reported in the fourth quarter of 2002.  The Company also announced a 20% increase to $0.06 per share in its quarterly cash dividend to shareholders.

The results for the fourth quarter lifted adjusted earnings for the full year 2003 to $1.05 per diluted share, up 3% from $1.02 per diluted share in 2002.  Adjusted earnings at the Company have increased for eleven years at a compounded annual growth rate of 19%.  Cash EPS for 2003 was $1.08 compared to $1.04 for 2002.  Boston Private’s GAAP earnings for 2003 were $0.92 per diluted share, due to $3.0 million in costs stemming from a retroactive tax assessment and abandoned lease costs, both of which were previously reported.  The Company believes certain non-GAAP financial measures, such as adjusted earnings, fully taxable equivalent net interest income, efficiency ratio and cash earnings, provide information for investors to effectively compare financial trends of ongoing business activities.

2003 Year-End Financial Results

For the year ended December 31, 2003, Boston Private reported total revenues of $133.8 million, an increase of 16% over 2002.  GAAP net income for the full year 2003 was $21.8 million and adjusted net income was $24.8 million, up 4% over 2002.  Assets Under Management (AUM) at year-end were $11.0 billion, up 70% from $6.4 billion at year end 2002.  Organic growth across the affiliates accounted for $2.3 billion, or 50% of the increase and $2.0 billion, or 45% of the increase, resulting from market appreciation.  Acquired assets of $236 million accounted for 5% of the increase.

Timothy L. Vaill, Chairman and Chief Executive Officer, said, “Boston Private’s solid operational results for 2003 reflect the persistent execution of our growth and diversification strategy.  Our robust net new asset management sales of $2.3 billion for the year fueled the growth of our AUM to a record high, a significant achievement that outpaced the benefit from the improvement in market conditions.  As a result, our investment management fees grew 30% and our financial planning fees 18% over 2002.  Our success in asset growth reflects the tremendous sales talent and investment expertise we have throughout the Boston Private organization.”

Fees and other income for the year were $66.1 million, up 27% over the prior year and represents 49% of total revenues.  Net interest income increased 7% to $70.5 million, up from $65.9 million at year end 2002, on a fully taxable equivalent basis.  Increased business volume added approximately $12.7 million of interest income to more than offset the effect of interest rate margin compression, which decreased net interest income by approximately $8.1 million.  The Company’s net interest margin for the year was 3.64%, down 15% from 4.19% a year ago due to interest rate compression widespread in the banking industry.  Boston Private’s balance sheet assets increased 21% to approximately $2.2 billion, compared to $1.8 billion at year end 2002.

Vaill continued, “Private banking has been a foundation of our wealth management business for over 15 years and our success is reflected by the 21% growth in our balance sheet assets this year.  Our aggressive sales efforts delivered 18% growth in deposits and 24% growth in our loan portfolio over 2002.  A prolonged margin compression environment across the banking industry has offset the full benefit of this growth and impacted our net interest income.  We believe by remaining focused on growing our balance sheet, we will experience even stronger returns when interest rates improve.”

“We are gratified by our fourth quarter and full year performance as we strive to serve the complex needs of our wealth management clients and compete in a rapidly growing and attractive market.  By combining three core business lines, private banking, investment management and financial planning, we are pursuing a well defined growth strategy that will continue to produce a track record of sustained returns for our shareholders in future years.” Vaill said.

Fourth Quarter 2003 Results

For the three months ending December 31, 2003, the Company reported revenues of $36.2 million, an increase of 23% over $29.5 million in the fourth quarter of 2002.  Net income for the quarter was $6.9 million compared to $5.8 million for the same period a year ago, an 18% increase.  AUM as of December 31, 2003 was $11.0 billion, a 16.6% increase over the $9.4 billion recorded at September 30, 2003.  AUM grew at all of Boston Private’s banking and investment management affiliates during the fourth quarter with $701 million in organic new sales, $835 million in market appreciation and $24 million in acquired assets.

Fees and other income for the quarter were up 44% to $18.7 million, or 52% of total revenues, compared to the same period a year ago.  Investment management fees of $15.2 million were up 65% and financial planning fees of $1.8 million increased 31%.  In the aggregate, these fees accounted for $17.1 million or 47% of total revenues.

Net interest income increased to $18.4 million, up 8% compared to the same period in 2003 on a fully taxable equivalent basis.  This was accomplished through organic growth of deposits and loans, offset in part by a decrease in the Company’s net interest margin to 3.47%, down from 4.00% a year ago, and 3.53% last quarter.  Increased business volume added approximately $3.4 million of interest income to more than offset the effect of interest rate margin compression, which decreased net interest income by approximately $2.0 million.  Boston Private’s average balance sheet assets increased 24% to approximately $2.2 billion, compared to $1.8 billion for the fourth quarter of 2002.

Loan Portfolio Growth and Quality Remain Strong

Boston Private’s loan portfolio achieved strong growth results in the fourth quarter.  As of December 31, 2003, commercial loans, which averaged approximately $702,000 per loan, totaled $881 million, up 30% over last year.  The residential mortgage loan portfolio, which averaged $543,000 per loan, totaled $651 million, up 20% over December 31, 2002.  The combined loan portfolio grew 24% over the same period last year, totaling $1.6 billion at December 31, 2003.  Loan quality remained strong, with the ratio of nonperforming loans to total loans at 0.08%.

Walter M. Pressey, President and Chief Financial Officer said, “Our lending business achieved excellent growth while keeping our commitment to high quality underwriting and we continue to be proud of our low level of non-accrual loans.  During the fourth quarter of 2003, we’ve seen a dramatic shift away from fixed rate, re-financing activity in our jumbo mortgage business which we typically sell to the secondary market.  As a result, we have returned to booking more variable rate jumbo mortgage loans on our balance sheet, as shown by the 20% growth in our residential loan portfolio.  Our commercial lending portfolio grew by 30% even after some significant pay-offs and our new business pipeline remains robust.”

Strategic Expansion Developments

Boston Private is optimistic about growth prospects for the wealth management market and is pursuing the expansion of its regional presence to new targeted markets.  The Company will be entering two new regions with the acquisitions of First State Bancorp, the holding company of First State Bank of California, based in Los Angeles County with $185 million in assets and an 80% interest in Dalton, Greiner, Hartman, Maher & Co. based in New York City with $3.0 billion in assets under management.  The Company is also rounding out its wealth management presence in Northern California with a 20% interest in Bingham, Osborn & Scarborough, LLC located in San Francisco with $900 million in assets.  These transactions are subject to several conditions, including the approval by state and federal regulators and management anticipates these transactions will close first quarter 2004.

“We made excellent progress toward achieving our long-term expansion goals this year.  Through Dalton, Greiner and First State Bancorp we will be entering the New York Metro and Southern California regions and Bingham, Osborn and Scarborough will round out our “cluster” of companies in Northern California.  These acquisitions will enhance the market position we have established in New England, Northern California and the Pacific Northwest and combined, extend Boston Private’s presence to five key U.S. regional markets.” concluded Vaill.

As part of the Company’s acquisition strategy, Boston Private successfully raised new capital to fund future growth and acquisitions in December.  The Company completed the sale of 2.07 million shares of common stock (including a 570,000 share overallotment option) for net proceeds of $47.4 million to the Company.  In connection with the offering, the Company also entered into a forward sale agreement pursuant to which an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated borrowed and sold an additional 2.3 million shares of Boston Private’s common stock.  The Company expects to receive, within the next twelve months, additional net proceeds initially valued at $52.6 million upon settlement of the forward sale agreement.

Fourth Quarter 2003 Dividend Payment Increases 20%

Concurrent with the release of the fourth quarter 2003 earnings, the Board of Directors of Boston Private Financial Holdings declared a cash dividend to shareholders of $0.06 per share, reflecting the quarterly earnings performance.  This is the third consecutive year the Company has increased its quarterly dividend since the inception of a dividend in January 2000.  The record date for this dividend is February 3, 2004 and the payment date will be February 17, 2004.

Outlook for 2004

When asked about the Company’s outlook for 2004, Pressey commented “This year we look forward to entering Southern California and New York while continuing to aggressively increase our existing market share in New England and Northern California.  To support these efforts, we will invest in growth while managing operating expenses effectively and maintaining strong risk management practices.”

Pressey continued, “Our strategy to diversify our business geographically and by business line enabled us to reach new sales performance levels in 2003.  Improved market conditions enhanced this success in our asset management business, while industry-wide compression reduced our net interest income growth to 7%.  We believe that diversification helps us to weather extreme market conditions in the short run, but that over a five year period market fluctuations tend to even out, allowing for our strong organic growth to produce average compound growth of earnings per share of 15% per year.  We are optimistic about our future opportunities and over the long term, expect to continue to deliver solid returns for our shareholders.”

Conference Call

Management will host a conference call to review the Company’s financial performance and business developments on Thursday, January 22nd at 4:30 pm eastern time.  Interested parties may join the call by dialing 800-867-0731.  The password required is “Boston”.  The call will be simultaneously web cast and may be accessed on the Internet by linking through, www.bostonprivate.com, www.prnewswire.com , or Yahoo! Finance.  A continuous telephone replay will be available beginning Thursday at 6:30 pm.  The replay telephone number is 800-388-9064.

About Boston Private Financial Holdings

Established in 1987, Boston Private Financial Holdings, Inc. (Nasdaq: BPFH) offers a full range of high-touch wealth management services. Boston Private’s six operating companies are located in New England and California, offering individualized wealth management, financial planning, investment management, and private banking services to its domestic and international clientele. The subsidiaries include: in New England, Boston Private Bank & Trust Company, Westfield Capital Management Company, LLC, RINET Company LLC, and Boston Private Value Investors, Inc. and in Northern California, Sand Hill Advisors, Inc. and Borel Private Bank & Trust Company. Boston Private also has a minority holding in Coldstream Holdings, Inc., the parent company of Coldstream Capital Management, Inc. based in Bellevue, Washington.  As of December 31, 2003, Boston Private managed approximately $11.0 billion in client assets and had balance sheet assets of approximately $2.2 billion.  It is a member of the Standard & Poor’s 600 Index and is included on the Nasdaq Financial-100 Index®.

New England Region

Boston Private Bank & Trust Company specializes in providing private banking and investment services to individuals, their families and their businesses.  It has an investment management emphasis on mid to large cap equity and actively managed fixed income portfolios.  It also offers commercial and residential lending services including a Second Time Homebuyer Program.  Under its Accessible Banking Program, the Bank is an active provider of real estate financing for affordable housing, economic development and small businesses.

Westfield Capital Management Company, LLC specializes in separately managed domestic growth equity portfolios in all areas of the capitalization spectrum.  All members of Westfield’s Investment Committee conduct rigorous fundamental research in analyzing company growth prospects for investment.  Westfield’s clients consist of pension funds, endowments and foundations and mutual funds as well as high net worth individuals. Westfield also acts as the investment manager of several limited partnerships.

RINET Company, LLC provides fee-only financial planning, tax planning and investment management services to high net worth individuals and their families.  Its capabilities include tax planning and preparation, asset allocation, estate planning, charitable planning and planning for employment benefits, including 401(k) plans, alternative investment analysis and mutual fund investing.

Boston Private Value Investors, Inc. manages equity and fixed income accounts for high net worth clients and selected institutions primarily in New England and the Northeast. The firm is a large cap value-style investor with its headquarters in Concord, New Hampshire and an office at Ten Post Office Square in Boston, Massachusetts.

Northern California Region

Borel Private Bank & Trust Company serves the financial needs of individuals, their families and their businesses in Northern California. Borel conducts commercial and private banking, which includes accepting demand, savings and time deposits and making commercial, real estate and consumer loans. Borel offers various savings plans as well as other customary banking services and facilities. Additionally, Borel offers trust services and provides a variety of other fiduciary services including management, advisory and administrative services to individuals.

Sand Hill Advisors, Inc. has been providing wealth management services to high net worth investors and select institutions in Northern California for over 21 years. The firm manages investments covering a wide range of asset classes for both taxable and tax-exempt portfolios. A registered investment advisor headquartered in Palo Alto, California, Sand Hill has special expertise in transitional wealth counsel.

Pacific Northwest Region

Coldstream Capital Management Inc. is a multi-client family office providing comprehensive wealth management services to high net worth individuals and their families.  Since inception in 1996, Coldstream Capital Management has helped families with considerable assets grow, enhance and safeguard their wealth by offering objective advice and comprehensive strategies tailored to match their personal and financial goals.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance.  These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as, excluding other significant gains or losses that are unusual in nature, and fully taxable equivalent income.  Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties.  These statements include, but are not limited to, prospects for long term financial performance, the impact on the Company’s results of improved market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management, and prospects for overall results over the long term.  You should not place undue reliance on our forward-looking statements.  You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others, regulatory determinations with respect to the Company’s anti-money laundering program, and its continued satisfactory progress in addressing regulatory issues identified in Boston Private Bank’s informal agreement with bank regulatory agencies; risks related to the implementation of current acquisitions and the identification of future acquisitions; adverse conditions in the capital markets and the impact of such conditions on Boston Private’s asset management activities; continued or increased interest rate compression which may adversely impact net interest income; competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance; the effects of national and local economic conditions; and the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission.  Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.

Selected Financial Data

(Unaudited)

(Dollars In Thousands, Except Per Share Data)

	December 31, 2003	December 31, 2002	% Change
FINANCIAL DATA:

Total Balance Sheet Assets	$2,196,297	$1,820,741	20.6%
Stockholders’ Equity	235,452	$167,382	40.7%
Boston Private Bank Tangible Capital	107,879	$86,661	24.5%
Borel Private Bank Tangible Capital	45,500	$36,975	23.1%
Investment Securities	396,546	$345,857	14.7%
Loans held for sale	4,900	$30,923	(84.2)%
Commercial Loans	880,626	676,189	30.2%
Consumer Loans	15,183	16,198	(6.3)%
Residential Mortgage Loans	651,290	544,166	19.7%
Home Equity and Other Loans	65,465	65,173	0.4%
Total Loans	1,612,564	1,301,726	23.9%
Allowance for Loan Losses	20,172	17,050	18.3%
Nonperforming Loans	1,311	1,057	24.0%
Other Real Estate Owned	—	—	nm
Nonperforming Assets	1,311	1,057	24.0%
Deposits	1,658,461	1,400,333	18.4%
Borrowings	263,620	218,389	20.7%

Book Value Per Share	$9.36	$7.42	26.0%
Market Price Per Share	$24.84	$19.86	25.1%

ASSETS UNDER MANAGEMENT:

Westfield Capital Management	$6,153,000	$2,766,000	122.5%
Boston Private Bank & Trust	1,986,000	1,605,000	23.7%
Sand Hill Advisors - Regular Accounts	818,000	456,000	79.4%
Sand Hill Advisors - Concentrated Stock Portfolios	42,000	21,000	100.0%
Boston Private Value Investors	779,000	501,000	55.5%
RINET Company	800,000	591,000	35.4%
Borel Private Bank & Trust Company	538,000	501,000	7.4%
Less: Intercompany Subadvisory Relationship	(150,000)	—	nm
Total Assets Under Management	$10,966,000	$6,441,000	70.3%

FINANCIAL RATIOS:

Stockholders’ Equity/Total Assets	10.72%	9.19%	16.6%
Nonperforming Loans/Total Loans	0.08%	0.08%	0.0%
Allowance for Loan Losses/Total Loans	1.25%	1.31%	(4.6)%
Allowance for Loan Losses/Nonperforming Assets	1538.67%	1613.06%	(4.6)%
Allowance for Loan Losses and Tangible Capital/ Total Loans	10.76%	10.81%	(0.5)%
Allowance for Loan Losses and Tangible Capital/ Nonperforming Assets	13238.06%	13309.93%	(0.5)%
Nonperforming Assets/Total Assets	0.06%	0.06%	0.0%

	Three Months Ended			Year Ended
	December 31, 2003	December 31, 2002	% Change	December 31, 2003	December 31, 2002	% Change
OPERATING RESULTS:

Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$18,427	$17,024	8.2%	$70,454	$65,865	7.0%
FTE Adjustment	871	467	86.5%	2,689	1,841	46.1%
Net Interest Income	17,556	16,557	6.0%	67,765	64,024	5.8%
Investment Management Fees - Westfield Capital Management	9,434	4,520	108.7%	28,492	18,500	54.0%
Investment Management Fees - Boston Private Bank & Trust	2,633	2,277	15.6%	9,946	9,139	8.8%
Investment Management Fees - Sand Hill Advisors	1,153	851	35.5%	3,849	4,084	(5.8)%
Investment Management Fees - Boston Private Value Investors	1,301	969	34.3%	4,511	3,964	13.8%
Investment Management Fees - Borel Private Bank & Trust Company	657	578	13.7%	2,628	2,399	9.5%
Total Investment Management Fees	15,178	9,195	65.1%	49,426	38,086	29.8%
Financial Planning Fees	1,823	1,392	31.0%	6,951	5,893	18.0%
Cash Administration Fees	147	203	(27.6)%	680	833	(18.4)%
Gain on Sale of Loans	151	1,073	(85.9)%	2,855	2,609	9.4%
Other Fees	731	699	4.6%	3,462	2,871	20.6%
Total Fees	18,030	12,562	43.5%	63,374	50,292	26.0%
Equity in Earnings of Partnerships	37	(22)	268.2%	202	(40)	nm
Gain on Sale of Investments	594	439	35.3%	2,508	1,619	54.9%
Total Fees and Other Income	18,661	12,979	43.8%	66,084	51,871	27.4%
Total Revenue	36,217	29,536	22.6%	133,849	115,895	15.5%
Loan Loss Provision	820	630	30.2%	3,155	2,495	26.5%
Salaries and Benefits	17,356	13,695	26.7%	62,668	52,631	19.1%
Occupancy and Equipment	3,233	3,252	(0.6)%	15,634	11,894	31.4%
Professional Services	1,305	607	115.0%	5,265	3,275	60.8%
Marketing and Business Development	899	1,010	(11.0)%	3,647	3,388	7.6%
Contract Services and Processing	587	428	37.1%	1,856	1,499	23.8%
Amortization of Goodwill and Intangibles	88	39	125.6%	239	88	171.6%
Other	1,648	1,587	3.8%	6,758	5,987	12.9%
Operating Expenses	25,116	20,618	21.8%	96,067	78,762	22.0%
Income Before Taxes	10,281	8,288	24.0%	34,627	34,638	(0.0)%
Income Tax Expense	3,403	2,460	38.3%	12,804	10,893	17.5%
Net Income	$6,878	$5,828	18.0%	$21,823	$23,745	(8.1)%

	Three Months Ended			Year Ended
	December 31, 2003	December 31, 2002	% Change	December 31, 2003	December 31, 2002	% Change
PER SHARE DATA:

Earnings per share

Basic Earnings Per Share	$0.30	$0.26	15.4%	$0.96	$1.06	(9.4)%

Diluted Earnings Per Share	$0.28	$0.25	12.0%	$0.92	$1.02	(9.8)%

Average Common Shares Outstanding	23,245,063	22,517,300	3.2%	22,822,608	22,412,665	1.8%

Average Diluted Shares Outstanding	24,385,688	23,276,155	4.8%	23,714,644	23,357,066	1.5%

Reconciliation of GAAP EPS to Adjusted EPS (on a fully diluted basis)

Earnings Per Share (GAAP basis)	$0.28	$0.25	12.0%	$0.92	$1.02	(9.8)%
REIT Tax Adjustment	$0.00	$0.00	nm	$0.06	$0.00	nm
Lease Accrual	$0.00	$0.00	nm	$0.07	$0.00	nm
Adjusted Earnings Per Share	$0.28	$0.25	12.0%	$1.05	$1.02	2.9%

Reconciliation of Adjusted EPS to Cash EPS (on a fully diluted basis)

Adjusted Earnings Per Share	$0.28	$0.25	12.0%	$1.05	$1.02	2.9%
Reverse Book Amortization of Intangible Assets (net of taxes)	$0.00	$0.00	nm	$0.01	$0.00	nm
Cash Savings from Tax Amortization	$0.01	$0.01	nm	$0.02	$0.02	nm
Cash Earnings Per Share	$0.29	$0.26	12.5%	$1.08	$1.04	3.8%

Adjusted Net Income

Net Income (GAAP Basis)	$6,878	$5,828	18.0%	$21,823	$23,745	(8.1)%
REIT Tax Adjustment	$0	$0	nm	$1,438	$0	nm
Lease Accrual	$0	$0	nm	$1,544	$0	nm
Adjusted Net Income	$6,878	$5,828	18.0%	$24,805	$23,745	4.5%

Cash Net Income

Adjusted Net Income	$6,878	$5,828	18.0%	$24,805	$23,745	4.5%
Reverse Book Amortization of Intangible Assets (net of taxes)	$52	$20	160.0%	$140	$41	241.5%
Cash Savings from Tax Amortization	$160	$132	21.2%	$554	$499	11.0%
Cash Net Income	$7,090	$5,980	18.6%	$25,499	$24,285	5.0%

Proforma Net Income and Earnings Per Share under FAS 123

Net Income (GAAP Basis)	6,878	5,828	18.0%	21,823	23,745	(8.1)%
Less: Stock Based Employee and Director Compensation Expense	657	568	15.7%	2,375	2,671	(11.1)%
Proforma FAS 123 Net Income	6,221	5,260	18.3%	19,448	21,074	(7.7)%

Proforma Basic Earnings Per Share -FAS 123	$0.27	$0.23	17.4%	$0.85	$0.94	(9.6)%
Proforma Diluted Earnings Per share -FAS 123	$0.26	$0.23	13.0%	$0.82	$0.90	(8.9)%

Detailed Reconciliation of GAAP And Adjusted Earnings

	Three Months Ended December 31, 2003				Twelve Months Ended December 31, 2003
	GAAP Earnings	REIT Tax Adjustment	Lease Accrual Adjustment	Adjusted Earnings	GAAP Earnings	REIT Tax Adjustment	Lease Accrual Adjustment	Adjusted Earnings
Revenues	$36,217	$0	$0	$36,217	$133,849	$0	$0	$133,849
Allowance for Loan Losses	820	0	0	820	3,155	0	0	3,155
Expenses	25,116	0	0	25,116	96,067	(244)	(2,375)	93,448
Pre-Tax Income	10,281	0	0	10,281	34,627	244	2,375	37,246
Income Tax Expense	3,403			3,403	12,804	(1,194)	831	12,441
Net Income	$6,878	$0	$0	$6,878	$21,823	$1,438	$1,544	$24,805

Diluted Earnings Per Share	$0.28	$0.00	$0.00	$0.28	$0.92	$0.06	$0.07	$1.05

	Three months ended December 31, 2002				Twelve Months Ended December 31, 2002
	GAAP Earnings	Adjustment	Adjustment	Adjusted Earnings	GAAP Earnings	Adjustment	Adjustment	Adjusted Earnings
Revenues	$29,536	$0	$0	$29,536	$115,895	$0	$0	$115,895
Allowance for Loan Losses	630	0	0	630	2,495	0	0	2,495
Expenses	20,618	0	0	20,618	78,762	0	0	78,762
Pre-Tax Income	8,288	0	0	8,288	34,638	0	0	34,638
Income Tax Expense	2,460	0	0	2,460	10,893	0	0	10,893
Net Income	$5,828	$0	$0	$5,828	$23,745	$0	$0	$23,745

Diluted Earnings Per Share	$0.25	$0.00	$0.00	$0.25	$1.02	$0.00	$0.00	$1.02

	Three Months Ended			Twelve Months Ended
	December 31, 2003	December 31, 2002	% Change	December 31, 2003	December 31, 2002	% Change
OPERATING RATIOS & STATISTICS:

Return on Average Equity	13.99%	14.23%	(1.7)%	12.16%	15.36%	(20.8)%
Return on Average Assets	1.24%	1.30%	(4.6)%	1.06%	1.42%	(25.4)%
Net Interest Margin	3.47%	4.00%	(13.3)%	3.64%	4.19%	(13.1)%
Total Fees and Other Income/Total Revenue	51.53%	43.94%	17.3%	49.37%	44.76%	10.3%
Efficiency Ratio	69.35%	69.81%	(0.7)%	71.77%	67.96%	5.6%
Net Loans Charged-off (recovered)	—	(54)	(100.0)%	—	(34)	(100.0)%

ADJUSTED OPERATING RATIOS:

Return on Average Equity	13.99%	14.23%	(1.7)%	13.83%	15.36%	(10.0)%
Return on Average Assets	1.24%	1.30%	(4.6)%	1.21%	1.42%	(14.8)%
Efficiency Ratio	69.35%	69.81%	(0.7)%	69.82%	67.96%	2.7%

AVERAGE BALANCE SHEET:

	Three Months Ended			Year Ended
	December 31, 2003	December 31, 2002	% Change	December 31, 2003	December 31, 2002	% Change
AVERAGE ASSETS:

Interest-Bearing Cash	$673	$1,334	(49.6)%	$729	$975	(25.2)%
Federal Funds Sold	105,366	44,901	134.7%	75,690	36,085	109.8%
Money Market Investments	30,163	63,292	(52.3)%	41,943	60,269	(30.4)%
U.S. Treasuries and Agencies	179,181	153,164	17.0%	170,524	125,832	35.5%
Municipal Securities	193,623	98,653	96.3%	171,780	101,090	69.9%
Corporate Bonds	15,369	28,486	(46.0)%	17,113	22,283	(23.2)%
Mortgage-Backed Securities	854	1,453	(41.2)%	1,068	1,765	(39.5)%
FHLB Stock	11,112	7,746	43.5%	9,721	7,311	33.0%
Commercial Loans	834,897	639,775	30.5%	764,585	588,754	29.9%
Residential Loans	654,055	567,430	15.3%	604,559	548,290	10.3%
Home Equity and Other Consumer Loans	79,469	84,860	(6.4)%	78,457	80,745	(2.8)%
Total Earning Assets	2,104,762	1,691,094	24.5%	1,936,169	1,573,399	23.1%
Allowance for Loan Losses	(19,594)	(16,753)	17.0%	(18,481)	(15,751)	17.3%
Other Assets	136,621	117,234	16.5%	133,642	114,719	16.5%
TOTAL AVERAGE ASSETS	$2,221,789	$1,791,575	24.0%	$2,051,330	$1,672,367	22.7%

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY:

Savings Accounts	$25,356	$22,855	10.9%	$24,448	$23,159	5.6%
NOW Accounts	175,772	176,447	(0.4)%	189,219	149,447	26.6%
Money Market Accounts	977,495	687,973	42.1%	862,224	654,546	31.7%
Certificates of Deposit	255,610	254,004	0.6%	253,659	254,171	(0.2)%
Total Interest-Bearing Deposits	1,434,233	1,141,279	25.7%	1,329,550	1,081,323	23.0%
Federal Funds Purchased	33	152	(78.3)%	953	922	3.4%
Repurchase Agreements	72,279	87,574	(17.5)%	72,267	64,907	11.3%
FHLB Borrowings	200,168	135,805	47.4%	177,097	128,858	37.4%
Total Interest-Bearing Liabilities	1,706,713	1,364,810	25.1%	1,579,867	1,276,010	23.8%
Noninterest-Bearing Deposits	280,438	238,445	17.6%	260,082	219,774	18.3%
Other Liabilities	37,966	24,500	55.0%	31,970	21,979	45.5%
Total Liabilities	2,025,117	1,627,755	24.4%	1,871,919	1,517,763	23.3%
Stockholders’ Equity	196,672	163,820	20.1%	179,411	154,604	16.0%
TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$2,221,789	$1,791,575	24.0%	$2,051,330	$1,672,367	22.7%

	December 31, 2003	September 30, 2003	% Change
FINANCIAL DATA:

Total Balance Sheet Assets	$2,196,297	$2,097,519	4.7%
Stockholders’ Equity	235,452	182,177	29.2%
Boston Private Bank Tangible Capital	107,879	100,755	7.1%
Borel Private Bank Tangible Capital	45,500	41,501	9.6%
Investment Securities	396,546	433,090	(8.4)%
Loans Held for Sale	4,900	8,475	(42.2)%
Commercial Loans	880,626	782,288	12.6%
Consumer Loans	15,183	13,672	11.1%
Residential Mortgage Loans	651,290	636,964	2.2%
Home Equity and Other Loans	65,465	65,740	(0.4)%
Total Loans	1,612,564	1,498,664	7.6%
Allowance for Loan Losses	20,172	19,275	4.7%
Nonperforming Loans	1,311	1,074	22.1%
Other Real Estate Owned	—	—	nm
Nonperforming Assets	1,311	1,074	22.1%
Deposits	1,658,461	1,618,625	2.5%
Borrowings	263,620	254,241	3.7%
			nm
Book Value Per Share	$9.36	$7.98	17.3%
Market Price Per Share	$24.84	$23.56	5.4%

ASSETS UNDER MANAGEMENT:

Westfield Capital Management	$6,153,000	$4,979,000	23.6%
Boston Private Bank & Trust	1,986,000	1,800,000	10.3%
Sand Hill Advisors - Regular Accounts	818,000	726,000	12.7%
Sand Hill Advisors - Concentrated Stock Portfolios	42,000	34,000	23.5%
Boston Private Value Investors	779,000	708,000	10.0%
RINET Company	800,000	775,000	3.2%
Borel Private Bank & Trust Company	538,000	529,000	1.7%
Less: intercompany subadvisory relationship	(150,000)	(145,000)	3.4%
Total Assets Under Management	$10,966,000	$9,406,000	16.6%

FINANCIAL RATIOS:

Stockholders’ Equity/Total Assets	10.72%	8.69%	23.4%
Nonperforming Loans/Total Loans	0.08%	0.07%	14.3%
Allowance for Loan Losses/Total Loans	1.25%	1.29%	(3.1)%
Allowance for Loan Losses/Nonperforming Assets	1538.67%	1794.69%	(14.3)%
Allowance for Loan Losses and Tangible Capital/ Total Loans	10.76%	10.78%	(0.2)%
Allowance for Loan Losses and Tangible Capital/ Nonperforming Assets	13238.06%	15040.13%	(12.0)%
Nonperforming Assets/Total Assets	0.06%	0.05%	20.0%

	Three Months Ended
	December 31, 2003	September 30, 2003	% Change
OPERATING RESULTS:

Net Interest Income - on a Fully Taxable Equivalent basis (FTE)	$18,427	$17,620	4.6%
FTE Adjustment	871	729	19.5%
Net Interest Income	17,556	16,891	3.9%
Investment Management Fees - Westfield Capital Management	9,434	7,680	22.8%
Investment Management Fees - Boston Private Bank & Trust	2,633	2,515	4.7%
Investment Management Fees - Sand Hill Advisors	1,153	888	29.8%
Investment Management Fees - Boston Private Value Investors	1,301	1,259	3.3%
Investment Management Fees - Borel Private Bank & Trust Company	657	671	(2.1)%
Total Investment Management Fees	15,178	13,013	16.6%
Financial Planning Fees	1,823	1,825	(0.1)%
Cash Administration Fees	147	157	(6.4)%
Gain on Sale of Loans	151	1,119	(86.5)%
Other Fees	731	947	(22.8)%
Total Fees	18,030	17,061	5.7%
Equity in Earnings of Partnerships	37	16	131.3%
Gain on Sale of Investments	594	395	50.4%
Total Fees and Other Income	18,661	17,472	6.8%
Total Revenue	36,217	34,363	5.4%
Loan Loss Provision	820	786	4.3%
Salaries and Benefits	17,356	16,046	8.2%
Occupancy and Equipment	3,233	3,430	(5.7)%
Professional Services	1,305	1,807	(27.8)%
Marketing and Business Development	899	894	0.6%
Contract Services and Processing	587	416	41.1%
Amortization of Goodwill and Intangibles	88	64	37.5%
Other	1,648	1,527	7.9%
Operating Expenses	25,116	24,184	3.9%
Income before Taxes	10,281	9,393	9.5%
Income Tax Expense	3,403	3,011	13.0%
Net Income	$6,878	$6,382	7.8%

	Three Months Ended
	December 31, 2003	September 30, 2003	% Change
PER SHARE DATA:

Basic Earnings Per Share	$0.30	$0.28	7.1%

Diluted Earnings Per Share	$0.28	$0.27	3.7%

Average Common Shares Outstanding	23,245,063	22,767,187	2.1%

Average Diluted Shares Outstanding	24,385,688	23,843,064	2.3%

Reconciliation of GAAP EPS to Adjusted EPS (on a fully diluted basis)

Earnings Per Share (GAAP basis)	$0.28	$0.27	3.7%
REIT Tax Adjustment	$0.00	$0.00	nm
Lease Accrual	$0.00	$0.00	nm
Adjusted Earnings Per Share	$0.28	$0.27	3.7%

Reconciliation of Adjusted EPS to Cash EPS (on a fully diluted basis)

Adjusted Earnings Per Share	$0.28	$0.27	3.7%
Reverse Book Amortization of Intangible Assets (net of taxes)	$0.00	$0.00	nm
Cash Savings from Tax Amortization	$0.01	$0.01	nm
Cash Earnings Per Share	$0.29	$0.28	3.6%

Adjusted Net Income

Net Income (GAAP)	$6,878	$6,382	7.8%
REIT Tax Adjustment	$0	$0	nm
Lease Accrual	$0	$0	nm
Adjusted Net Income	$6,878	$6,382	7.8%

Cash Net Income

Adjusted Net Income	$6,878	$6,382	7.8%
Reverse Book Amortization of Intangible Assets (net of taxes)	$52	$37	40.5%
Cash Savings from Tax Amortization	$160	$146	9.6%
Cash Net Income	$7,090	$6,565	8.0%

Proforma Net Income and Earnings Per Share under FAS123

Net Income	6,878	6,382	7.8%
Less: Stock Based Employee and Director Compensation Expense	657	547	20.1%
Proforma Net Income	6,221	5,835	6.6%

Proforma Basic Earnings Per Share	$0.27	$0.26	3.8%

Proforma Diluted Earnings Per Share	$0.26	$0.24	8.3%

OPERATING RATIOS & STATISTICS:

Return on Average Equity	13.99%	14.30%	(2.2)%
Return on Average Assets	1.24%	1.22%	1.6%
Net Interest Margin	3.47%	3.53%	(1.7)%
Total Fees and Other Income/Total Revenue	51.53%	50.85%	1.3%
Efficiency Ratio	69.35%	70.38%	(1.5)%
Net Loans charged-off (recovered)	—	—	nm

ADJUSTED OPERATING RATIOS:

Return on Average Equity	13.99%	14.30%	(2.2)%
Return on Average Assets	1.24%	1.22%	1.6%
Efficiency Ratio	69.35%	70.38%	(1.5)%